BNY MELLON INVESTMENT ADVISER, INC.
240 Greenwich Street

New York, New York 10286

May 15, 2026

Dreyfus Government Cash Management Funds
- BNY Dreyfus Government Cash Management

240 Greenwich Street
New York, New York 10286

Re: Fee Waiver and Expense Limitation

To Whom It May Concern:

Effective June 1, 2026, BNY Mellon Investment Adviser, Inc. ("BNYIA"), intending to be legally bound, hereby confirms its agreement in respect of BNY Dreyfus Government Cash Management (the "Fund"), a series of Dreyfus Government Cash Management Funds (the "Trust"), as follows:

Until June 1, 2027, BNYIA will waive receipt of a portion of its management fee in the amount of .03% of the value of the Fund's average daily net assets. On or after June 1, 2027, BNYIA may terminate this waiver agreement at any time.

BNYIA has contractually agreed, until June 1, 2027, to waive receipt of its fees and/or assume the direct expenses of the Fund’s BOLD® shares so that the direct expenses of BOLD® shares (excluding taxes, brokerage commissions and extraordinary expenses) do not exceed .18%. To the extent that it is necessary for BNYIA to waive receipt of its management fee or reimburse the fund's common expenses, the amount of the waiver or reimbursement will be applied equally to each share class of the Fund. On or after June 1, 2027, BNYIA may terminate the fee waiver agreement and/or expense limitation agreement at any time.

BNYIA has contractually agreed, until June 1, 2027, to waive receipt of its fees and/or assume the direct expenses of the Fund’s BOLD® Future shares so that the direct expenses of BOLD® Future shares (excluding taxes, brokerage commissions and extraordinary expenses) do not exceed ..47%. To the extent that it is necessary for BNYIA to waive receipt of its management fee or reimburse the fund's common expenses, the amount of the waiver or reimbursement will be applied equally to each share class of the Fund. On or after June 1, 2027, BNYIA may terminate the fee waiver agreement and/or expense limitation agreement at any time.

BNYIA has contractually agreed, until June 1, 2027, to waive receipt of its fees and/or assume the direct expenses of the Fund’s Service shares so that the direct expenses of Service shares (excluding taxes, brokerage commissions and extraordinary expenses) do not exceed 1.01%. To the extent that it is necessary for BNYIA to waive receipt of its management fee or reimburse the fund's common expenses, the amount of the waiver or reimbursement will be applied equally to each share class of the Fund. On or after June 1, 2027, BNYIA may terminate the fee waiver agreement and/or expense limitation agreement at any time.

BNYIA has contractually agreed, until June 1, 2027, to waive receipt of its fees and/or assume the direct expenses of the Fund’s SPARKSM shares so that the direct expenses of SPARKSM shares (excluding taxes, brokerage commissions and extraordinary expenses) do not exceed .18%. To the extent that it is necessary for BNYIA to waive receipt of its management fee or reimburse the fund's common expenses, the amount of the waiver or reimbursement will be applied equally to each share class of the Fund. On or after June 1, 2027, BNYIA may terminate the fee waiver agreement and/or expense limitation agreement at any time.

BNYIA has contractually agreed, until June 1, 2027, to waive receipt of its fees and/or assume the direct expenses of the Fund’s Wealth shares so that the direct expenses of Wealth shares (excluding taxes, brokerage commissions and extraordinary expenses) do not exceed .62%. To the extent that it is necessary for BNYIA to waive receipt of its management fee or reimburse the fund's common expenses, the amount of the waiver or reimbursement will be applied equally to each share class of the Fund. On or after June 1, 2027, BNYIA may terminate the fee waiver agreement and/or expense limitation agreement at any time.

BNYIA has contractually agreed, until June 1, 2027, to waive receipt of its fees and/or assume the direct expenses of the Fund’s SPARKSM Future shares so that the direct expenses of SPARKSM Future shares (excluding taxes, brokerage commissions and extraordinary expenses) do not exceed ..30%. To the extent that it is necessary for BNYIA to waive receipt of its management fee or reimburse the fund's common expenses, the amount of the waiver or reimbursement will be applied equally to each share class of the Fund. On or after June 1, 2027, BNYIA may terminate the fee waiver agreement and/or expense limitation agreement at any time.

This Agreement may only be amended by agreement of the Trust, on behalf of the Fund, upon the approval of the Board of Trustees of the Trust and BNYIA, to lower the net amounts shown and may only be terminated prior to June 1, 2027, in the event of termination of the Management Agreement between BNYIA and the Trust.

BNY MELLON INVESTMENT ADVISER, INC.

By: /s/ James Windels
                                                               James Windels

               Director

Accepted and Agreed To:

DREYFUS GOVERNMENT CASH MANAGEMENT FUNDS

By: /s/ Deirdre Cunnane

Deirdre Cunnane

Assistant Secretary